EXHIBIT 10.16

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBORDINATED TO THE LOAN OBLIGATIONS DUE TO FINOVA CAPITAL CORPORATION PURSUANT TO A SUBORDINATION AND STANDSTILL AGREEMENT EXECUTED AND DELIVERED BY LENDER.


                       CREATIVE MEDICAL DEVELOPMENT, INC.

               Eight Percent Secured Convertible Subordinated Note
                              Due January 22, 2004


          CREATIVE MEDICAL DEVELOPMENT, INC., hereinafter referred to as the "Company," for value received, hereby promises to pay to Richard A. Kreitzberg ("Lender"), at 3332 El Dorado LP. S., Salem, Oregon 97302, or such other place as the holder ofthis Note may designate in writing from time to time, in lawful money of the United States of America the principal sum of One Hundred Twenty-Two Thousand Five Hundred Eighty Dollars ($122,580.00), together with interest on the outstanding principal balance at the rate of eight percent (8%) per annum.

     1. Payments. Company shall pay to Lender monthly payments of interest beginning on February 22, 1999 and continuing on the 22nd day of each month thereafter until the principal balance has been either paid in full or converted to Common Stock and Series B Preferred Stock pursuant to Section 4 hereof Except as otherwise set forth herein, the entire principal balance is due and payable on January 22, 2004. Company shall have no right to prepay this Note unless Lender in its sole discretion consents thereto or, on or after the third anniversary of this Note, Company has given Lender written notice of its intent to prepay all or any portion of the principal balance of this Note which has not been converted pursuant to Section 4 of this Note at least sixty (60) days prior to the prepayment. If Lender notifies Company in writing at least sixty (60) days prior to the second anniversary of this Note of the exercise of this option to accelerate repayment of this Note, Company shall pay to Lender the principal and interest due under this Note, amortized over a one year period, in twelve
(12) equal monthly payments beginning on January 22, 2001, and continuing on the 22nd day of each month thereafter until January 22, 2002, when the remaining principal and interest due under this Note shall be paid in full.

     2. Subordination. The indebtedness evidenced by this Note is subordinated and junior in right of payment to the prior payment of the secured Senior Indebtedness of the Company. "Senior Indebtedness" means all indebtedness of the Company due and owing to Finova Capital Corporation. The term "Senior Indebtedness" also means any lender who provides an operating line of credit loan to the Company to pay off the loan due and owing to Finova Capital
Corporation.   Upon   occurrence  of  an  event  of  default  under  the  Senior
Indebtedness, Company shall suspend making any payments to Lender, and Company shall not resume making payments to the holder of this Note until the Senior Indebtedness has been paid in full. Concurrently with the execution and delivery of this Note, Lender shall execute and deliver to Finova Capital Corporation its form of Subordination and Standstill Agreement.


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     3. Conversion.  Lender shall have the right,  exercisable at any time prior to maturity upon written notice to Company, to convert the principal amount hereof into (a) shares of the Common Stock of the Company, at the conversion price of $0.0644 (the "Conversion Price") of principal due under this Note for one (1) frilly paid and nonassessable share of Common Stock; and (b) .1041 shares of Series B Preferred Stock for each share of Common Stock received in this conversion. Except as otherwise expressly set forth below to the contrary in relation to the issuance of additional Shares, in the event there is any change in the number of issued and outstanding shares of stock of the Company due to the declaration of stock dividends or through merger, consolidation or recapitalization resulting in stock split-ups or combinations or exchanges of shares or otherwise, the number of shares of Common Stock of the Company and/or Series B Preferred Stock into which the principal amount of this Note may be converted and the Conversion Price shall be adjusted proportionately by the Company. If after the date of this Note and prior to Lender's exercise of its conversion rights, the Company issues any class of Common or Preferred Stock or securities convertible into or carrying a right to acquire Common Stock of the Company ("Shares"), excluding any shares of Common Stock or Series B Preferred Stock issued pursuant to any options, conversion rights, warrants or other agreements in effect prior to the date of this Note, which are exercisable at a price of $.89 per share or less, and also excluding the conversion rights granted to other holders of the Eight Percent Secured Convertible Subordinated Notes issued by Lender for any tranche of the aggregate maximum principal amount of $275,160.00 (including the principal amount of this Note), then Lender is granted a preemptive right to purchase additional shares of Common Stock of the Company equal to its Pro Rata Share of such Shares, which must be exercised concurrently with Lender's conversion of the principal amount of this Note to Common Stock and Series B Preferred Stock of the Company. The term "Pro Rata Share" means nineteen and six-tenths percent (19.6%). Lender shall pay the Conversion Price for the Common Stock issued to Lender as its Pro Rata Share of the Shares concurrently with conversion of the principal amount of this Note to Common Stock and Series B Preferred Stock of the Company. As a condition to issuance of the Common Stock and Series B Preferred Stock to Lender pursuant to this Section 3, Lender and Company shall execute and deliver a Registration Rights Agreement in the form delivered to Lender prior to or concurrently with delivery of this Note.

     4.  Collateral.  The  indebtedness  due under  this Note is  secured by the
Subordinated    Security   Agreement   executed   and   delivered   by   Company
contemporaneously herewith.

     5. Default. Each of the following shall constitute an event of default under this Note:

          (a) Failure of the Company to pay any installment of interest or principal when due or payable, which is not cured within twenty (20) days after written notice to Company;

          (b) Levy or execution against any material property of Company, which levy or execution is not released or discharged within thirty (30) days;

          (c) Appointment of a receiver for any material part of the property of Company, assignment for the benefit of creditors by Company, commencement of any proceeding under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, by or against Company; or

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          (d) The occurrence of any event of default under the promissory note(s) and related loan documents for the Senior Indebtedness.

     6. Remedies. Upon the occurrence of any event of default, Lender shall have the rights and remedies of a secured party under the Uniform Commercial Code of Oregon. In addition, Lender may declare the entire outstanding principal balance and accrued interest to be immediately due and payable by giving written notice to the Company specifying such default. In the event this Note is declared to be due and payable in frill, Lender shall be entitled to payment under this Note after payment in frill of principal and interest on any Senior Indebtedness outstanding at such time has been made.

     7. Waiver. No recourse shall be had for payment of the principal of; or the interest upon, this Note or for any claim based hereon, or otherwise, against any incorporator, shareholder, officer, director or attorney, either directly by reason of any matter prior to delivery of this Note, or otherwise, all such liability, by the acceptance hereof as a part of the consideration of the issue hereof; being expressly waived.

     8. Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to the other party if it is served personally; deposited in the United States mail, certified or registered, postage prepaid, return receipt requested; sent by facsimile (with verbal verification of complete receipt); or sent by a nationally recognized overnight courier. If such notice, demand or other communication is served personally or by facsimile (with verbal verification of complete receipt), notice shall be conclusively deemed made at the time of such personal service or facsimile transmission. If such notice, demand or other communication is given by mall, such notice shall be conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mall addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth. If such notice, demand or communication is given by courier, such notice shall be conclusively deemed given on the date of delivery according to the records of such courier. All notices shall be sent to the parties' address set forth as follows:

            If to Lender:         Richard A. Kreitzberg
                                  3332 El Dorado LP. S.
                                  Salem, OR 97302

            If to Company:        Creative Medical Development, Inc.
                                  975 SE Sandy Blvd.
                                  Portland, OR 97214
                                  Facsimile: (503) 230-9002

            With a copy to:       Mark R. Wada
                                  Farleigh, Wada & Witt, P.C.
                                  121 S.W. Morrison Street, Suite 600
                                  Portland, Oregon 97204
                                  Facsimile: (503) 228-1741

Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner provided hereby to the other party or parties hereto.

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     9. Governing Law. The issuance, validity,  interpretation,  and enforcement of this Note shall be governed by the laws of the State of Oregon.

     10. Attorney's Fees. If any arbitration or legal proceeding is brought to enforce or interpret any of the provisions of this Note or to recover any monies due hereunder, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees and costs incurred in such arbitration, at trial and in any appeal.

     11. Arbitration. The binding arbitration agreement of the parties contained in the Security Agreement is hereby incorporated by this reference and shall apply in all respects to all disputes, controversies or claims relating to or arising out of this Note.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed the 22nd day of January, 1999.

COMPANY: CREATIVE MEDICAL DEVELOPMENT, INC


                                       By: /s/ M. Charles Van Rossen
                                          --------------------------------------
                                       Title: VP Finance & Treasurer
                                             -----------------------------------

LENDER:

                                       /s/ Richard A. Kreitzberg
                                       -----------------------------------------
                                       Name: Richard A Kreitzberg


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